UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, TX	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 815-3900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 25, 2017, American Midstream Partners, LP (“AMID”) entered into Amendment No. 4 (the “LPA Amendment”) to its Fifth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), effective as of May 25, 2017. The LPA Amendment amends the definition of “Interim Capital Transactions” in the Partnership Agreement to exclude from such definition the distribution support and reimbursement payments that may be provided by ArcLight Capital Partners, LLC (“ArcLight”) in connection with the Partnership’s acquisition of JP Energy Partners LP, including pursuant to the previously disclosed Distribution Support and Expense Reimbursement Agreement, dated October 23, 2016 (the “Support Agreement”), between AMID and an affiliate of ArcLight, which was entered into in connection with the acquisition by AMID of JP Energy Partners LP. The foregoing description of the LPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the LPA Amendment, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference. Any capitalized terms not defined herein are defined in the Partnership Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

By: American Midstream GP, LLC,
its General Partner
Date:
May 31, 2017	By:	/s/ Eric T. Kalamaras
	Name:	Eric T. Kalamaras
	Title:	Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Amendment No. 4 to the Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated May 25, 2017.

4